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                                                                     EXHIBIT 4.9

                             COLLATERAL ASSIGNMENT
                             ---------------------

     THIS COLLATERAL ASSIGNMENT (as amended, supplemented or otherwise modified from time to time, this "ASSIGNMENT") is made as of August 20, 1997, by and between ISLE OF CAPRI BLACK HAWK L.L.C., a Colorado limited liability company (the "COMPANY"), ISLE OF CAPRI BLACK HAWK CAPITAL CORP., a Colorado corporation ("CAPITAL CORP", and, together with the Company, the "ISSUERS"), in favor of IBJ SCHRODER BANK AND TRUST COMPANY, a New York banking corporation, as trustee (the "TRUSTEE") for the benefit of itself and the holders of the Notes (as defined below).

                                   RECITALS
                                   --------

     A.   NOTES.  Pursuant to that certain Indenture dated as of August 20, 1997
          -----
(as amended, supplemented or otherwise modified from time to time, the "INDENTURE"), by and between the Issuers and the Trustee, the Issuers shall issue $75,000,000 principal amount of 13% First Mortgage Notes due 2004 With Contingent Interest (the "Original Notes," and together with any New Notes issued in exchange therefor, the "NOTES"). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Indenture.

     B.   PURPOSE.  In order to induce the holders of the Notes to enter into
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the transactions contemplated by the Indenture, the parties have entered into this Assignment to evidence each Issuer's collateral assignment for security of certain contracts and documents related to the design, construction and operation of the Capri-Black Hawk.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing premises and in order to induce the holders of the Notes to purchase the Notes, the Issuers agree as follows:

     1.   ASSIGNMENT.  As security for the due and punctual payment and
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performance of all indebtedness and obligations of the Issuers, now or hereafter due under the Indenture, the Notes or any Collateral Documents, whether or not arising after the commencement of a proceeding under Bankruptcy Law (including post-petition interest) and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or prescriptive period or such obligation or liability may otherwise be unenforceable (collectively, the "OBLIGATIONS"), each Issuer hereby assigns and transfers to the Trustee and hereby grants to the Trustee a security interest in all of such Issuer's right, title and interest, to the extent assignable and transferable, whether now existing or hereafter arising and whether now owned or hereafter acquired, where ever located, in and to (a) all contracts, including, without limitation, construction contracts and architectural design, engineering and development contracts and agreements, subcontracts, service agreements, supply agreements and other such contracts and agreements between the Issuers, or either of them, and other persons, and all amendments, modifications, additions and changes thereto, related to the Isle-Black Hawk, (b) all plans, specifications, engineering reports, soil and environmental reports, site plans, surveys, working
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drawings, shop drawings, other reports, drawings and plans and other such documents, and all amendments, modifications, supplements, general conditions, addenda, additions and changes thereto, related to the Isle-Black Hawk, (c) the Management Agreement and the License Agreement, dated as of July 29, 1997, between Casino America, Inc. and the Company, (d) all other contracts, agreements, documents and instruments now existing or hereafter arising related to the Isle-Black Hawk, including, without limitation, any and all construction, architectural and engineering contracts, plans and specifications, drawings, and surveys, bonds, permits, licenses and other governmental approvals and all other Plans (collectively, the "CONTRACTS AND DOCUMENTS"), and (e) all proceeds of the foregoing, including (i) whatever is now or hereafter receivable or received upon the sale, exchange, collection or other disposition of any of the Contracts and Documents, whether voluntary or involuntary, (ii) any such items which are now or hereafter acquired with any proceeds of Contracts and Documents, and
(iii) any insurance or payments under any indemnity, warranty or guaranty now or hereafter payable by reason of loss or damage or otherwise with respect to any Contracts and Documents or any proceeds thereof. Notwithstanding the foregoing, the Contracts and Documents shall not include any license, permit or other approval of or by any Governmental Authority to the extent that, under the terms and conditions of such approval or under applicable law, it cannot be subjected to a Lien in favor of the Trustee without the approval of the relevant Governmental Authority, to the extent that such approval has not been obtained (collectively, the "EXCLUDED ASSETS"); provided, further, that (i) any such
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Excluded Asset now or hereafter acquired by either Issuer shall automatically become part of the Contracts and Documents when and to the extent it may subsequently be made subject to such a lien and/or such approval has been obtained and (ii) proceeds of any Excluded Assets shall nevertheless be subject to the assignment hereunder. The Contracts and Documents include, without limitation, those certain contracts and agreements described in Exhibit "A"
                                                                -----------
attached hereto.

     2.   RIGHTS OF THE ISSUERS.  This Assignment is an absolute assignment for
          ---------------------
security purposes only. Accordingly, notwithstanding anything to the contrary set forth herein, each Issuer is hereby granted a license and shall retain all rights with respect to the Contracts and Documents, including without limitation, the right to enforce all rights of such Issuer thereunder, except during a period when an "Event of Default" (as such term is defined in the Indenture) has occurred and is continuing.

     3.   REPRESENTATIONS AND WARRANTIES OF THE ISSUERS.  As of the date hereof,
          ---------------------------------------------
each Issuer represents and warrants to the Trustee (a) that it has not assigned or granted a security interest in any of the Contracts and Documents or the proceeds thereof to anyone other than the Trustee, and (b) that it is not in material default and that no event has occurred that with notice or lapse of time or both would constitute a default by such Issuer, or to its knowledge any other party, under any of the material Contracts and Documents; provided that it
                                                                --------
is expressly agreed that each of the Contracts and Documents described in Exhibit "A" is material.
-----------

     4.   COVENANTS OF THE ISSUERS.  Each Issuer covenants and agrees in favor
          ------------------------
of the Trustee (a) that it will not further assign, encumber or suffer the assignment or encumbrance of any of the Contracts and Documents or the proceeds thereof without the prior written consent of the Trustee pursuant to or as expressly permitted under the Indenture, (b) that it will comply with Section
6.17 of the Security Agreement dated as of the date hereof, by the Issuers in favor

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of Trustee that it will not modify, amend, supplement or in any way join in the release or discharge of any obligations or rights of such Issuer under any of the Contracts and Documents to which it is a party in any material way that is adverse to the holders of the Notes, in the case of Contracts and Documents the amendment of which are governed by the Cash Collateral and Disbursement Agent
(i) such change complies with the terms of the Cash Collateral and Disbursement Agreement, and (ii) the Independent Construction Consultant under the Cash Collateral and Disbursement Agreement consents to such change in writing to the extent provided for in Cash Collateral and Disbursement Agreement, and (c) except as otherwise expressly provided in the Indenture, that it will not perform any work pursuant to any change order or directive, unless the same is issued and executed in accordance with the terms and conditions of the applicable Contract or Document and the Cash Collateral and Disbursement Agreement.

     5.   LIMITATION OF TRUSTEE'S OBLIGATIONS.  Nothing in this Assignment shall
          -----------------------------------
constitute an assumption of any obligation by the Trustee under the Contracts and Documents. The Issuers shall continue to be liable for all obligations thereunder and hereby agrees to perform all such obligations, to comply with all terms and conditions of the Contracts and Documents, and to take such steps as may be necessary or appropriate to secure performance by all other parties thereto. The Issuers shall defend, indemnify and hold the Trustee harmless from and against all losses, costs, liabilities and expenses, including attorneys' fees, arising from or related to any failure by the Issuers to perform any obligation of the Issuers under any of the Contracts and Documents, such indemnity and hold harmless agreement to survive the payment and performance of the Obligations.

     6.   CURE BY TRUSTEE.  At any time upon and during the continuation of an
          ---------------
Event of Default, the Trustee shall have the right, but shall have no obligation, to take all actions that the Trustee may determine to be necessary or appropriate to cure any default under any of the Contracts and Documents and to protect the rights of the Issuers or the Trustee thereunder, and may do so in the Trustee's name, in the name of the Issuers or otherwise. If any such action taken by the Trustee shall prove to be inadequate or invalid in whole or in part, the Trustee shall not incur any liability on account thereof, and each Issuer hereby agrees to defend, indemnify and hold the Trustee harmless from and against all losses, costs, liabilities and expenses, including reasonable attorneys' fees, which the Trustee may incur or to which it may become subject in exercising any of its rights under this Assignment, except for those arising from the gross negligence or willful misconduct of the Trustee, such indemnity and hold harmless agreement to survive the payment and performance of the Obligations.

     7.   RIGHTS AND REMEDIES.  Upon the occurrence of an Event of Default under
          -------------------
the Indenture, irrespective of whether a notice of default has been given with respect to such or Event of Default (unless required by the Indenture), and with or without bringing any action or proceeding, the Trustee may, at its option, succeed to and proceed to enforce all of the rights, interests and remedies of the Issuers under the Contracts and Documents, amend, modify, cancel, terminate or replace the same, reassign the Issuers' right, title and interest therein to any other person, and exercise any and all other rights of the Issuers under the Contracts and Documents, either in person or through an agent, receiver or keeper, without further notice to or consent by the Issuers, and without regard to the adequacy of security for the Obligations or

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the availability of any other remedies.  The exercise of any of the foregoing rights or remedies shall not cure or waive any Default under the Indenture or any other Collateral Document, or waive, modify or affect any notice of default thereunder, or invalidate any act done pursuant to any such notice. In addition to the rights and remedies of the Trustee as set forth in this Assignment, the Trustee shall be entitled to the benefit of all other rights and remedies set forth in the Indenture and the other Collateral Document, at law or in equity.

     8.   ADDITIONAL INSTRUMENTS.  With respect to both existing and future
          ----------------------
Contracts and Documents, the Issuers hereby agree to execute and deliver such additional assignments and other documents as the Trustee may reasonably request in order to implement the provisions of this Assignment.

     9.   MISCELLANEOUS; GOVERNING LAW.  This Assignment shall inure to the
          ----------------------------
benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns. In any action or proceeding arising from or related to this Assignment, the prevailing party shall be entitled to recover its reasonable costs and attorneys' fees. The reference to "attorneys' fees" in this Assignment shall include, without limitation, such reasonable amounts as may then be charged by the Trustee for legal services furnished by attorneys in the employ of the Trustee, at rates not exceeding such reasonable rates that would be charged by outside attorneys for comparable services. This Assignment shall be governed by the laws of the State of New York, except to the extent that perfection and enforcement of the security interests and assignment hereunder are governed by the laws of another jurisdiction.

     10.  GAMING LAWS AND REGULATIONS.  Each Issuer acknowledges that, to the
          ---------------------------
extent required under applicable law, the consummation of the transactions contemplated hereby and the exercise of remedies hereunder may be subject to the Colorado Limited Gaming Act and the regulations promulgated pursuant to each such law, all as amended from time to time. The parties hereto further acknowledge that the Gaming License held by the Issuers is not part of the collateral of this Assignment and that, under the above described legislation and rules promulgated thereunder, the Trustee may be precluded from or otherwise limited in taking possession of or in selling the collateral of this Assignment under the Defaults and Remedies provisions of this Assignment. The parties hereto also acknowledge that due to various legal restrictions, including, without limitation, licensing of operators of gaming facilities and prior approval of the sale or disposition of assets of a licensed gaming operation, the sale of collateral may be denied by Gaming Authorities or delayed pending approval of Gaming Authorities.

     11.  SEVERABILITY.  If any provision or obligation of this Assignment
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should be found to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions and obligations or any other agreement executed in connection herewith, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby and shall nonetheless remain in full force and effect to the maximum extent permitted by law.

     12.  CONFLICTS WITH INDENTURE.  Notwithstanding any other provision of this
          ------------------------
Assignment, the terms and provisions of this Assignment shall be subject and subordinate to the terms of the Indenture. To the extent that the Indenture provides the Issuers with a particular

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cure or notice period, or establishes any limitations or conditions on Trustee's actions with regard to a particular set of facts, the Issuers shall be entitled to the same cure periods and notice periods, and Trustee shall be subject to the same limitations and conditions in place of the cure periods, notice periods, limitations and conditions provided for under the Indenture; provided, however,
                                                             --------  -------
that such cure periods, notice periods, limitations and conditions shall not be cumulative as between the Indenture and this Assignment. In the event of any conflict or provisions of this Assignment and those of the Indenture, including without limitation, any conflicts or inconsistencies in any definitions herein or therein, the provisions or definitions of the Indenture shall govern. Capitalized terms used herein and not otherwise defined shall have the same meaning as in the Indenture.

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     IN WITNESS WHEREOF, the Issuers have executed this Collateral Assignment as of the date first above written.

                              ISSUERS:
                              -------

                              ISLE OF CAPRI BLACK HAWK L.L.C., a Colorado limited liability company


                              By:     /s/ Allan B. Solomon
                                 -------------------------------------
                              Name:   Allan B. Solomon
                                   -----------------------------------
                              Title:  Secretary
                                    ----------------------------------


                              By:     /s/ H. Thomas Winn
                                 -------------------------------------
                              Name:   H. Thomas Winn
                                   -----------------------------------
                              Title:  Vice President
                                    ----------------------------------


                              ISLE OF CAPRI BLACK HAWK CAPITAL CORP., a Colorado corporation


                              By:     /s/ Allan B. Solomon
                                 -------------------------------------
                              Name:   Allan B. Solomon
                                   -----------------------------------
                              Title:  Secretary
                                    ----------------------------------


ACKNOWLEDGED AND AGREED
-----------------------

IBJ SCHRODER BANK AND TRUST COMPANY,
a New York banking corporation


By:   /s/ William T. Lynch
   ------------------------------------
Name:  William T. Lynch
     ----------------------------------
Title: Vice President
      ---------------------------------
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                             COLLATERAL ASSIGNMENT

                                  EXHIBIT "A"

                            CONTRACTS AND DOCUMENTS
                            -----------------------

1. License Agreement dated July 29, 1997 between Casino America, Inc. and the Company.

2. Subdivision Agreement to be entered into between the City of Black Hawk and the Company.

3. Design/Build Agreement dated July 22, 1997 between Haselden Construction, Inc. and the Company.

4. Amended and Restated Management Agreement between Casino America, Inc. and the Company.

                                      A-1